Execution Copy	Exhibit 10.41
***Text Omitted and Filed Separately
Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
Second Amendment to Collaboration and License Agreement
This Second Amendment to Collaboration and License Agreement (the “Amendment”) is entered into on October 19, 2007 (the “Amendment Effective Date”) between Micromet AG, with its principal place of business at Staffelseestrasse 2, 81477, Munich, Germany (“Micromet”), and Merck Serono International SA, with its principal place of business at 9 Chemin des mines, 1211 Geneva, Switzerland (“Merck Serono”). Micromet and Merck Serono each may be referred to herein individually as a “Party,” or collectively as the “Parties.”
Recitals
     Whereas, Micromet and Merck Serono have entered into a certain Collaboration and License Agreement dated as of December 3, 2004, with respect to the development and commercialization by Merck Serono of Micromet’s proprietary pharmaceutical product comprising a human antibody of IgG-1 subtype binding to EpCAM (the “Agreement”);
     Whereas, Micromet and Merck Serono have entered into a certain First Amendment of the Agreement dated as of November 24, 2006 (the “First Amendment”);
     Whereas, Micromet and Merck Serono desire to further amend the Agreement as amended by the First Amendment to reflect a re-allocation of certain development activities between the Parties;
     Now Therefore, in consideration of the foregoing premises and mutual promises, covenants and conditions contained in this Amendment, the Parties agree as follows:
Agreement
1. All capitalized terms not defined herein will refer to terms defined in Section 1 of the Agreement.
2. Amendment to Definitions. The Parties agree to amend Section 1 of the Agreement, as amended by the First Amendment, by deleting Sections 1.79 and 1.80 and replace them with the following definitions:
     “1.79 ”Additional Clinical Study” has the meaning set forth in Section 3.1.1.
     1.80 “Micromet Program Study Report” has the meaning set forth in Section 3.1.2.”
3. Amendment to Governance Provisions.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

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     3.1 Section 2.1.2. The Parties agree to amend Section 2.1.2 of the Agreement in part as follows:
          “2.1.2 Tasks of the Steering Committee. During the Micromet Program, the Steering Committee will monitor the progress of the development of the Product. During the Merck Serono Program, the Steering Committee will: (a) determine Indications to be pursued in the development of the Product; (b) [deleted]; (c) . . .” [remainder of Section 2.1.2 remains unchanged]
     3.2 Section 2.1.3. The Parties agree to amend the first sentence of Section 2.1.3 of the Agreement, as amended by the First Amendment, as follows:
          “2.1.3 Steering Committee Meetings. During the Micromet Program, the Steering Committee will meet as may be requested from time to time by Merck Serono at mutually suitable dates and times, but not more than once every calendar quarter; thereafter the Steering Committee will meet not less than semi-annually.” [Remainder of Section 2.1.3 unchanged]
     3.3 Section 2.1.5. The Parties agree to amend Section 2.1.5 of the Agreement to read in full as follows:
          “2.1.5 Decision Making.
               (a) During the Micromet Program, Micromet will have the sole and exclusive right to make all decisions with respect to the development of the Product.
               (b) (i) During the Merck Serono Program, unless expressly otherwise set forth in this Agreement, the Steering Committee will take action by unanimous consent of the Parties, with each Party having a single vote, irrespective of the number of representatives actually in attendance at a meeting, or by a written resolution signed by the designated representatives of each of the Parties.
                    (ii) If the Steering Committee is unable to reach unanimous consent on a particular matter within thirty (30) days of a formal vote requested by either Party on such matter, then either Party may provide written notice of such dispute to the Chief Executive Officer of the other Party; provided, however, that no such referral to the Chief Executive Officers will occur, and [ * ] will have the casting vote, with respect to matters relating to the [ * ].
                    (iii) The Chief Executive Officers (or their respective designees, who will not be members of the Steering Committee or Project Team) of each of the Parties will meet at least once in person to discuss the dispute and use their good faith efforts to resolve the dispute within [ * ] after submission of such dispute to such officers.
                    (iv) If any such dispute is not resolved by the Chief Executive Officers or their designees within [ * ] after submission of such dispute to such

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

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officers, then the Chief Executive Officer of [ * ] will have the authority to finally resolve such dispute (reasonably taking into consideration the position of [ * ]).”
     3.4 Amendments relating to Project Team. The Project Team will be suspended for the duration of the Micromet Program, and consequently, the provisions pertaining to the activities of the Project Team, including without limitation Section 2.2 and 3.6 will be of no force and effect, and neither Party will have any obligations thereunder, until the completion of the Micromet Program.
4. Amendment to Provisions relating to Micromet Program.
     4.1 The Parties agree to amend and restate in its entirety Section 3.1 of the Agreement, as amended by the First Amendment, to read in full as follows:
          “3.1 Micromet Program.
               3.1.1 Subject to the terms and conditions of this Agreement, Micromet will develop the Product, and will, during the Micromet Program, have all decision making power and operational responsibility for the development of the Product, including the completion of the Phase I clinical trial designed to demonstrate the safety of a combination of the Product with docetaxel (the “Combination Study”), and the performance of a Phase I clinical trial (identified as MT201-103) or such other clinical trial as Micromet may determine to be appropriate for the successful development of the Product (the “Additional Clinical Study”) (collectively, the “Micromet Program”). Micromet will prepare a plan (as may be amended by Micromet from time to time during the Micromet Program), which plan will include the development timelines and a budget of Development Expenses to be incurred pursuant to the Micromet Program (the “Micromet Program Plan”). Micromet will provide Merck Serono with a copy of the Micromet Program Plan and any amendments or updates thereto, for Merck Serono’s informational purposes only.
               3.1.2 Promptly following the completion of the Micromet Program, Micromet will prepare a study report for the Combination Study and the Additional Clinical Study (each, a “Micromet Program Study Report”) and deliver such reports to Merck Serono. The Micromet Program will end upon delivery of the Micromet Program Study Report for both the Combination Study and the Additional Clinical Study. Upon Merck Serono’s request, Micromet will provide Merck Serono with any information or data relating to the Micromet Program reasonably requested by Merck Serono, and will answer any questions Merck Serono may have regarding the Micromet Program Study Reports or the Micromet Program.”
     4.2 The Parties agree to amend in part the first sentence of Section 3.3.1, as amended in the First Amendment, as follows:
               “3.3.1 Scope. Promptly following receipt of the first draft of the Micromet Program Study Report for both the Combination Study and the Additional Clinical Study, the Steering Committee will begin . . .”

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

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     4.3 The Parties agree to amend Section 3.2.1 by deleting the last sentence thereof.
     4.4 The Parties agree to amend in part the first sentence of Section 3.3.2(b), as amended in the First Amendment, as follows:
                    “(b) Within [ * ] after receipt by Serono of the Micromet Program Study Report for both the Combination Study and the Additional Clinical Study, the Project Team will . . .”
     4.5 Amendment to Section 3.5.1. The Parties agree to amend and restate in its entirety Section 3.5.1 of the Agreement, as amended in the First Amendment, as follows:
               “3.5.1 Obligation. Merck Serono will bear all Development Expenses incurred by either Party; provided, however, that Merck Serono will not be required to reimburse to Micromet any Development Expenses in excess of €[ * ] incurred by Micromet during the Micromet Program following the Amendment Effective Date; provided, further, that Micromet will be solely and fully responsible for [ * ] during the Micromet Program following the Amendment Effective Date [ * ]. If (a) Micromet has [ * ] during the Micromet Program following the Amendment Effective Date [ * ] and (b) Merck Serono has not terminated this Agreement pursuant to the first sentence of Section 11.3, Merck Serono will [ * ] days following receipt by Merck Serono of the Micromet Program Study Report for both the Combination Study and the Additional Clinical Study. During the Co-Promotion Period, the allocation of Development Expenses incurred by the Parties for the Merck Serono Program will be as set forth in Section 5.3.”
     4.6 Amendment to Section 3.7.2. The Parties agree to amend in part the first sentence of Section 3.7.2 as follows:
     “3.7.2 Assignment of BI Process Development Agreement and BI Process License Agreement. Promptly following the start of the Merck Serono Program, Micromet will use diligent efforts .. . .”
     4.7 Suspension of Obligations under Section 3.8. The Parties agree that Micromet’s obligation to confer with Merck Serono regarding responses to regulatory communications under Section 3.8 is suspended and of no force and effect during the Micromet Program.
     4.8 Amendment to Section 3.9. The Parties agree to amend and restate in its entirety Section 3.9 of the Agreement, as follows:
     “3.9 Clinical Trial Materials. Any Clinical Trial Materials in the possession or under the control of Merck Serono as of the Amendment Effective Date will be transferred to Micromet (based on EXW (Incoterms 2000) delivery terms) for use in the Micromet Program. Micromet will be responsible for purchasing any additional Clinical Trial Materials from BI pursuant to the BI Process Development Agreement that are required to conduct the clinical trials in the Micromet Program. Merck Serono will be responsible for manufacturing or purchasing all Clinical Trial Materials required to

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

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conduct the Merck Serono Program. The costs of manufacturing or purchasing Clinical Trial Materials for the conduct of the Merck Serono Program will be Development Expenses.”
5. Amendment to Section 10.3 and 10.4. The Parties agree to amend and restate, in its entirety, Section 10.3 and 10.4 of the Agreement, as follows:
     “10.3 Press Releases. All press releases, whether joint or unilateral, will require the approval of both Parties, provided, however, that with respect to unilateral press releases, such approval will not be unreasonably withheld or delayed. With respect to unilateral press releases each Party will submit to the other Party a draft of any public announcement (“Proposed Disclosure”) for review and comment at least [ * ] prior to the date on which such Party plans to make such announcement,. If a Party is unable to comply with the foregoing [ * ] notice requirement because of a legal obligation or stock or securities exchange requirement to make more rapid disclosure, such Party will not be in breach of this Agreement but will in that case give telephone notice to a senior executive of the other Party and provide a draft of the Proposed Disclosure with as much notice as possible prior to the release of such announcement.
     10.4 Publications. Prior to the start of the Merck Serono Program, at least [ * ] prior to submission of any material for publication or presentation related to the Development Activities, Micromet will provide to Merck Serono a draft of such material for its review and approval, provided that such approval will not be unreasonably withheld or delayed. After the start of the Merck Serono Program, at least [ * ] prior to submission . .. .” [remainder of Section 10.4 remains unchanged]
6. Amendment to Section 11.3. The Parties agree to amend and restate, in its entirety, Section 11.3 of the Agreement, as amended in the First Amendment, as follows:
     “11.3 Termination at Will. Merck Serono may terminate this Agreement it its entirety, for any reason or no reason, by written notice to Micromet within [ * ] following receipt by Merck Serono of the Micromet Program Study Report for both the Combination Study and the Additional Clinical Study. Thereafter, Merck Serono may terminate this Agreement it its entirety, for any reason or no reason, upon [ * ] prior written notice to Micromet.”
7. References to Serono. All references in the Agreement to “Serono” will be changed to “Merck Serono.”
8. Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
9. Effectiveness. This Amendment will become effective upon the execution hereof by both Parties.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

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10. Continuing Effect. Other than as set forth in this Amendment, all of the terms and conditions of the Agreement will continue in full force and effect.
[Space intentionally omitted]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

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In Witness Whereof, the Parties have executed this Amendment in duplicate originals by their duly authorized officers as of the Amendment Effective Date.

Merck Serono International S.A.		Micromet AG

By:	/s/ Vincent Aurentz	By:	/s/ Jens Hennecke
Name:	Vincent E. Aurentz	Name:	Jens Hennecke
Title:	Authorized Representative	Title:	VP Business Development

By:	/s/ Francois Naef	By:	/s/ Carsten Reinhardt
Name:	Francois Naef	Name:	Carsten Reinhardt
Title:	Authorized Representative	Title:	SVP Clinical Development
[Signature Page of Second Amendment to Collaboration and License Agreement]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.